Execution Version

DATED 9 AUGUST 2018

BUNKER HILL MINING CORPORATION

and

HUMMINGBIRD RESOURCES PLC

AMENDMENT AND RESTATEMENT AGREEMENT

Tel +44 (0)370 903 1000 Fax +44 (0)370 904 1099 mail@gowlingwlg.com www.gowlingwlg.com

CONTENTS

CLAUSE

1.	Agreed terms	1

2.	Conditions Precedent	2

3.	Restatement of the Original Loan Agreement	2

4.	Representations and warranties	2

5.	Miscellaneous	2

6.	Third party rights	3

7.	Governing law and jurisdiction	3

SCHEDULE

Schedule 1	Conditions precedent	4

Schedule 2	Form of amended and restated loan agreement	5

This Agreement is dated 9th August 2018

Parties

(1)	BUNKER HILL MINING CORPORATION, a company incorporated in Nevada and whose registered office is situated at 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701 (the “Company”); and

(2)	HUMMINGBIRD RESOURCES PLC, a company incorporated and registered in England and Wales whose registered office is at 49-63 Spencer Street, Hockley, Birmingham, B18 6DE (the “Lender”)

BACKGROUND

(A)	The Company and the Lender entered into a convertible loan agreement dated 13 June 2018 pursuant to which the Lender agreed to make available to the Borrower an unsecured loan facility in a maximum aggregate principal amount of US$1,500,000. (One Million Five Hundred Thousand United States Dollars) (the “Original Loan Agreement”).

(B)	The parties have agreed to amend and restate the Original Loan Agreement as set out in this agreement.

1.	Agreed terms

1.1	Terms defined in the Original Loan Agreement shall have the same meaning when used in this agreement, unless defined below. In addition, the definitions below apply in this agreement.

Original Loan Agreement: has the meaning given in recital (A).

Restated Loan Agreement: the Original Loan Agreement as amended and restated by this agreement in the form set out in Schedule 2.

Restatement Date: the date on which the Lender informs the Company that the conditions precedent have been satisfied in accordance with clause 2.

1.2	The rules of interpretation of the Original Loan Agreement shall apply to this agreement as if set out in this agreement save that references in the Original Loan Agreement to “this agreement” shall be construed as references to this agreement.

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1.3	In this agreement:

(a)	any reference to a “clause” or “Schedule” is, unless the context otherwise requires, a reference to a clause or Schedule of this agreement; and

(b)	clause and Schedule headings are for ease of reference only.

1.4	The Schedules form part of this agreement and shall have effect as set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.

2.	Conditions Precedent

2.1	The Restatement Date is conditional on the Lender having received all of the documents and evidence specified in Schedule 1 in the form, and containing the information, that it requires.

2.2	On satisfaction of the conditions precedent referred to in clause 2.1, the Lender shall promptly notify the Company in writing that those conditions have been satisfied.

3.	Restatement of the Original Loan Agreement

With effect on and from the Restatement Date, the Original Loan Agreement shall be amended and restated in the form set out in Schedule 2 so that the rights and obligations of the parties to the Restated Loan Agreement shall, on and from that date, be governed by and construed in accordance with the provisions of the Restated Loan Agreement.

4.	Representations and warranties

The Borrower makes the representations and warranties set out in clause 10 and Schedule 2 of the Original Loan Agreement to the Lender on the date hereof and on the Restatement Date, in each case by reference to the facts and circumstances then existing, and as if each reference in those representations and warranties to “this agreement” includes a reference to this agreement and the Restated Loan Agreement.

5.	Miscellaneous

5.1	The provisions of clauses 15 to 21 of the Original Loan Agreement shall apply to this agreement as if set out in full and so that references in those provisions to “this agreement” shall be construed as references to this agreement and references to “party” or “parties” shall be construed as references to parties to this agreement.

5.2	This agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement. No counterpart shall be effective until each party has executed at least one counterpart.

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6.	Third party rights

6.1	A person who is not a party to this agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

7.	Governing law and jurisdiction

7.1	This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

7.2	Each party irrevocably agrees that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction over any dispute or claim (including non-contractual disputes or claims) that arises out of or in connection with this agreement or its subject matter or formation. Nothing in this clause shall limit the right of the Lender to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

This agreement has been entered into on the date stated at the beginning of it.

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Schedule 1 Conditions precedent

1.1	the execution by the Company of the New Warrant Deed and the delivery by the Company to the Lender of the executed New Warrant Deed and accompanying Warrant certificates.

1.2	the completion of an investment from Gemstone 102 Ltd. (“Gemstone”) on the following terms:

(a)	Financing Amount: US$ 548,947 which is Can$ 721,834 at US$/Can$ 0.76049;

(b)	Units: 1,604,076 units where each unit consists of 1 Common Share and 1 warrant;

(c)	Terms of Common Share: issue price of Can$ 0.45/share;

(d)	Terms of Warrant: exercise price of C$0.45 and a term of 2 years; and

(e)	Ownership of Gemstone post transaction: 16.19% of Common Shares, and 19.9% on a partially diluted basis (assumes Gemstone’s proposal to simultaneously cancel all of its 2 million Can$2.00 warrants from its December 2017 financing).

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Schedule 2 Form of amended and restated convertible loan agreement

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Signed for and on behalf of
/s/. Jennifer Boyle
BUNKER HILL MINING CORPORATION	Director
by its duly authorised representative
Jennifer Boyle
Print name

Signed for and on behalf of

HUMMINGBIRD RESOURCES PLC by its	/s/ Thomas Hill

duly authorised representative	Director

Thomas Hill

Print name

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